UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2022

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Coromar Drive, Goleta, CA		93117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On March 22, 2022, each of Benjamin M. Anderson-Ray, Heath Lukatch, Ph.D., and Loren McFarland notified Inogen, Inc. (the “Company”) of their resignation as a member of the Board of Directors (the “Board”) of the Company and from all committees of the Board on which they served, in each case effective as of March 22, 2022. None of the resignations is the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Appointment of Directors

On March 22, 2022, the Board, upon recommendation of the Nominating and Governance Committee of the Board (the “Nominating Committee”), appointed each of Kevin King, Mary Kay Ladone, and Glenn Boehnlein to the Board, effective March 22, 2022. Mr. King and Ms. Ladone will each serve as a Class II director, with a term expiring at the annual meeting of stockholders to be held in 2022. Mr. Boehnlein will serve as a Class III director, with a term expiring at the annual meeting of stockholders to be held in 2023. In addition, the Board appointed Mr. King as a member of the Audit Committee of the Board (the “Audit Committee”) and chairperson of the Compensation Committee of the Board (the “Compensation Committee”), Ms. Ladone as a member of the Audit Committee and the Compensation Committee, and Mr. Boehnlein as chairperson of the Audit Committee. Following these director appointments, (i) the members of the Audit Committee are Glenn Boehnlein (Chair), Kevin King and Mary Kay Ladone, (ii) the members of the Compensation Committee are Kevin King (Chair), Heather Rider, and Mary Kay Ladone, (iii) the members of the Nominating Committee are Heather Rider (Chair), Kristen Miranda, and Elizabeth Mora, and (iv) the members of the Compliance Committee of the Board are Elizabeth Mora (Chair) and Kristen Miranda.

Mr. King, 65, previously served as Chief Executive Officer, President and Director of iRhythm Technologies, Inc. (NASDAQ: IRTC) from July 2012 to January 2021 and continues to serve on iRhythm’s board of directors. Prior to iRhythm, Mr. King served in multiple leadership positions at Affymetrix, Inc., a publicly traded genetic analysis technology company, beginning as President of Life Sciences Business and Executive Vice President from January 2007 until September 2007, President from September 2007 until January 2009, and President, Chief Executive Officer and member of the board of directors from January 2009 until June 2011. Prior to Affymetrix, from February 2005 until June 2006, Mr. King served as President and Chief Executive Officer of Thomson Healthcare, an information services business. From March 1997 until November 2004, Mr. King was a senior executive at GE Healthcare, where he led several business units including Magnetic Resonance Imaging and Global Clinical Systems Business. Mr. King holds a B.A. in Economics and Biology from the University of Massachusetts and an M.B.A. from New Hampshire College.

Ms. Ladone, 55, has served as Senior Vice President, Corporate Development, Strategy and Investor Relations, of Hill-Rom Holdings, Inc., a medical technology company, since December 2018 and previously served as Vice President, Investor Relations, of Hill-Rom from July 2016 to December 2018. Prior to Hill-Rom, from July 2015 until July 2016, Ms. Ladone served as Senior Vice President, Investor Relations Officer of Baxalta Inc., a biopharmaceutical company. Prior to Baxalta, Ms. Ladone served in a variety of senior finance, business development and investor relations roles for Baxter International, Inc from 1998 until July 2015. Ms. Ladone currently serves on the board of directors of  Bioventus, Inc. (NASDAQ: BVS), a biotechnology company. Ms. Ladone holds a Bachelor’s in Business Administration from University of Notre Dame.

Mr. Boehnlein, 60, has served as Vice President, Chief Financial Officer of Stryker Corporation (NYSE: SYK), a medical devices company, since January 2016. Prior to serving as CFO, Mr. Boehnlein served in multiple leadership positions at Stryker, including Chief Financial Officer and Vice President of the MedSurg and Neurotechnology Group from January 2011 until December 2015 and Chief Financial Officer of the Endoscopy Division from January 2003 until December 2010. Prior to Stryker, from 2000 until January 2003, Mr. Boehnlein served as Chief Financial Officer of MyPrimeTime, a media company. Prior to MyPrimeTime, Mr. Boehnlein was a partner and certified public accountant at Arthur Andersen LLP, an accounting firm. Mr. Boehnlein holds a Bachelor’s in Accountancy and Master in Professional Accountancy from Mississippi State University.

Each of Mr. King, Ms. Ladone, and Mr. Boehnlein will be compensated in accordance with the Company’s outside director compensation policy (the “Policy”). Pursuant to the Policy, Mr. King will be entitled to receive the following cash fees: $45,000 per year for service as a member of the Board, $10,000 per year for service as a member of the Audit Committee and $15,000 per year for service as chairperson of the Compensation Committee, each paid quarterly in arrears on a pro-

rata basis. Pursuant to the Policy, Ms. Ladone will be entitled to receive the following cash fees: $45,000 per year for service as a member of the Board, $10,000 per year for service as a member of the Audit Committee and $7,500 per year for service as a member of the Compensation Committee, each paid quarterly in arrears on a pro-rata basis. Pursuant to the Policy, Mr. Boehnlein will be entitled to receive the following cash fees: $45,000 per year for service as a member of the Board and $20,000 per year for service as chairperson of the Audit Committee, each paid quarterly in arrears on a pro-rata basis.

In connection with each of Mr. King, Ms. Ladone, and Mr. Boehnlein’s appointment to the Board as a non-employee director and pursuant to the Company’s 2014 Equity Incentive Plan and the Policy, each of Mr. King, Ms. Ladone, and Mr. Boehnlein also automatically received an initial award of restricted stock units covering 459 shares of Common Stock of the Company, which will vest on the earlier of (i) May 10, 2022 or (ii) the day prior to the date of the Company’s 2022 annual meeting of the Company’s stockholders, each subject to the applicable individual continuing to be a service provider of the Company through such date.

Each of Mr. King, Ms. Ladone, and Mr. Boehnlein has entered into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-192605) filed with the Securities and Exchange Commission on November 7, 2013.

There is no arrangement or understanding between any of Mr. King, Ms. Ladone, or Mr. Boehnlein and any other persons pursuant to which Mr. King, Ms. Ladone, or Mr. Boehnlein was elected as a director. In addition, none of Mr. King, Ms. Ladone, and Mr. Boehnlein is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between any of Mr. King, Ms. Ladone, or Mr. Boehnlein and any of the Company’s directors or executive officers.

Item 7.01.	Regulation FD Disclosure.

On March 23, 2022, the Company issued a press release announcing the appointment of each of Mr. King, Ms. Ladone and Mr. Boehnlein as a director. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
99.1	Press Release dated March 23, 2022.
104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

Date: March 23, 2022	By:	/s/ Nabil Shabshab
Nabil Shabshab Chief Executive Officer and President